PIMCO FLEXIBLE CREDIT INCOME FUND

(the “Fund”)

Supplement dated December 8, 2022 to the Fund’s Statement of Additional Information (the “SAI”)

dated November 1, 2022, as supplemented from time to time

Effective December 6, 2022, the Fund’s portfolio is jointly and primarily managed by Dan Ivascyn, Mark Kiesel, Alfred Murata, Marc Seidner, Christian Stracke and Jamie Weinstein.

Accordingly, effective immediately, corresponding changes are made in the table and accompanying footnotes in the subsection titled “Portfolio Managers—Other Accounts Managed” in the SAI.

In addition, effective immediately, the following is added to the end of the paragraph immediately preceding the above-mentioned table:

Effective December 6, 2022, the Fund is jointly and primarily managed by Dan Ivascyn, Mark Kiesel, Alfred Murata, Marc Seidner, Christian Stracke and Jamie Weinstein.

In addition, effective immediately, corresponding changes are made in the table and accompanying footnotes in the subsection titled “Portfolio Managers—Securities Ownership” in the SAI.

Investors Should Retain This Supplement for Future Reference

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